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                                                                    EXHIBIT 8(g)
DRAFT DATED:  09/13/05



                          FUND PARTICIPATION AGREEMENT

        This FUND PARTICIPATION AGREEMENT ("Agreement") is made as of September 19, 2005, by and among BB&T Variable Insurance Funds (the "Fund"), a Massachusetts business trust, on its behalf and on behalf of separate investment series thereof, set forth on Exhibit A hereto, as it may be amended from time to time by the parties and whether existing as of the date above or established subsequent thereto (each a "Portfolio" and collectively, the "Portfolios"), BB&T Asset Management, Inc. (the "Adviser" and "Administrator"), a North Carolina corporation, BB&T Corporation ("BB&T"), a North Carolina corporation, and AIG SunAmerica Life Assurance Company (the "Company"), a life insurance company organized under the laws of the State of Arizona.

        WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "40 Act"), as an open-end management investment company; and

        WHEREAS, the Fund is organized as a series fund comprised of separate investment series, including the Portfolios; and

        WHEREAS, the Fund was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts offered by life insurance companies through separate accounts of such life insurance companies and may also offer its shares to certain qualified pension and retirement plans; and

        WHEREAS, the Fund operates under an order (the "Mixed and Shared Funding Exemptive Order") from the SEC granting relief from various provisions of the `40 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated participating insurance companies accounts ("Participating Companies") and qualified pension and retirement plans outside the separate account context and any other trust, plan, account, contract or annuity trust that is determined to be within the scope of Treasury Regulation ss.1.817.5(f)(3)(iii) (collectively, the "Plans"); and

        WHEREAS, the Company has established or will establish one or more separate accounts ("Separate Accounts") to offer the variable annuity contracts ("Variable Contracts"), set forth on Exhibit B, as may be amended or supplemented from time to time by the Company, and is desirous of having the Fund as one of the underlying funding vehicles for such Variable Contracts; and

        WHEREAS, the Adviser serves as the investment adviser to the Fund, and as the general manager and administrator of the Fund pursuant to an Investment Advisory Agreement, dated April 22, 2005 and a Management and Administration Agreement dated May 1, 2005, respectively ; and


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        WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Fund to serve as investment options under the aforementioned Variable Contracts and the Fund is authorized to sell such shares to the Company at net asset value;

        NOW, THEREFORE, in consideration of their mutual promises, the parties hereto agree as follows:

                                   ARTICLE I

                               SALE OF FUND SHARES

        1.1. The Fund and Adviser agree to make shares of the Fund ("Shares") available to the Separate Accounts of the Company for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in the Fund's then current prospectus and statement of additional information. Company agrees to purchase and redeem the Shares of the Portfolios offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information.

        1.2. The Fund and Adviser agree to sell to the Company those Shares of the selected Portfolios of the Fund which the Company orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the Shares of the Fund. For purposes of this Section 1.2, the Company shall be the designee of the Fund for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the order by 4:00 p.m. Eastern time in good order ("Good Order"), as such term may be defined by the Company, and the Fund or its designee receives notice from the Company by telephone, facsimile (orally confirmed) or by such other means as the Fund and the Company may mutually agree of such order by 8:45 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

        1.3. The Fund and Adviser agree to redeem at the Company's request, any full or fractional Shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, in accordance with the provisions of this Agreement and the Fund's then current registration statement. For purposes of this Section 1.3, the Company shall be the designee of the Fund for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the request for redemption by 4:00 p.m. Eastern time in Good Order and the Fund or its designee receives notice from the Company by telephone, facsimile (orally confirmed) or by such other means as the Fund (or Adviser) and the Company may mutually agree of such request for redemption by 8:45 a.m. Eastern time on the next following Business Day.


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        1.4. The Fund and Adviser agree to furnish as soon as reasonably practicable, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the Shares of any Portfolios of the Fund. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of the Portfolio. The Fund and Adviser shall notify the Company or its designee of the number of Shares so issued as payment of such dividends and distributions.

        1.5. The Fund and Adviser shall make the net asset value per share for each of the Portfolios available to the Company, or its designee, on a daily basis, via a mutually agreeable form, as soon as reasonably practicable after the net asset value per share is calculated but shall use their best efforts to make such net asset value available by 6:30 p.m. Eastern time. If the Fund or Adviser provides the Company with materially incorrect share net asset value information, the Separate Account(s) shall be entitled to any adjustment to the number of shares purchased, redeemed or held necessary to make the Separate Account(s) whole. Additionally, the Company shall be entitled to reimbursement from the Fund or Adviser, as determined by the Adviser, for any expenses incurred by the Company in correcting the Separate Account or Variable Contract records or in adjusting proceeds paid to Variable Contract owners who have redeemed or reallocated interests under their Variable Contracts. The determination of the materiality of any net asset value pricing error shall be based on the Fund's policy for correction of pricing errors, and such policy shall meet the requirements of the '40 Act. Any material error in the calculation of the net asset value, dividend or capital gain information shall be reported promptly by the Fund, Adviser or either of its designee, to the Company upon discovery.

        1.6. At the end of each Business Day, the Company shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, the Company shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of the Fund Shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to the Fund by the Company by [8:45] a.m. Eastern time on the Business Day next following the Company's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

        1.7. If the Company's order requests the purchase of the Fund Shares, the Company shall pay for such purchase by wiring federal funds to the Fund or its designated custodial account by 4:00 p.m. Eastern time on the day the order is transmitted by the Company. If the Company's order requests a net redemption resulting in a payment of redemption proceeds to the Company, the Fund or Adviser shall wire the redemption proceeds to the Company by the next Business Day. If federal funds are not received by the next Business Day, the Fund or Adviser shall promptly, upon the Company's request, reimburse the Company for any charges, costs, fees, interest or other expenses incurred by the Company in connection with any advances to, or borrowing or overdrafts by, the Company, or any similar expenses incurred by the Company, as a result of payments made to Variable Contract owners by the Company based upon such redemption request; provided, however, that no such reimbursement obligation shall exist if the Fund is delayed in transmitting federal funds due to events beyond its reasonable control,


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including, without limitation, events commonly referred to as "Acts of God." or events that meet the standards for postponement of payment as provided in
Section 22(e) of the '40 Act. In any event, the Fund or Adviser shall notify the person designated in writing by the Company as the recipient for such notice of such delay by 3:00 p.m. Eastern time the same Business Day that the Company transmits the redemption order to the Fund.

        1.8. The Fund and Adviser agree that all Shares of the Portfolios of the Fund will be sold only to Participating Companies which have agreed to participate in the Fund to fund their separate accounts and/or to Plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code, as amended (the "Code") and Treasury Regulation 1.817-5, as amended. Shares of the Portfolios of the Fund will not be sold directly to the general public.

        1.9. The Fund may refuse to sell Shares of any Portfolios to any person, or suspend or terminate the offering of the Shares of any Portfolios if such action: (i) is required by law or by regulatory authorities having jurisdiction: or (ii) is, in the sole discretion of the Board of Directors/Trustees of the Fund (the "Board"), in the exercise of its fiduciary duty and reasonable business judgment, in the best interests of Fund shareholders.

        1.10. Issuance and transfer of Portfolio Shares will be by book entry only. Stock certificates will not be issued to the Company or the Separate Accounts. Shares ordered from Portfolios will be recorded in appropriate book entry titles for the Separate Accounts.

        1.11. The Fund and Adviser each acknowledge that the Company may, subject to any applicable law, make certain changes to the Variable Contracts. The Company may, in its sole discretion, offer new portfolios or stop offering existing portfolios, including the Portfolios, in the Variable Contracts. In addition, the Company may also liquidate the shares of any portfolio, substitute the shares of one portfolio, including one of the Portfolios, for another and/or combine or reorganize sub-accounts that invest in the Shares. Additionally, the parties acknowledge that pursuant to the terms of the Variable Contracts, the Company has the right to substitute other securities for Shares of the Portfolios. The Company agrees to provide to the Adviser at least 60 days notice prior to effecting any such substitution. The Adviser agrees to bear the Company's expenses of a substitution of securities in which other securities are substituted for Shares of one or more Portfolios in the event of such a substitution within one calendar year from termination of this Agreement; provided the Agreement was terminated by the Company pursuant to any of the following subsections of Section 9.2: (b), (c), (f), (i) or (l). For the purpose of this Section, the Company's expenses shall include the costs incurred with the preparation and filing of any necessary application with the SEC under
Section 26(c) of the '40 Act, the costs of any notices to Contract owners, and the cost of any brokerage expenses of a portfolio and a replacing fund that the Company is required to bear under the terms of an order of the SEC under Section 26(c) of the '40 Act.


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                                   ARTICLE II

                                FEES AND EXPENSES

        2.1. Except as otherwise provided under: (i) this Agreement, and (ii) the Administrative Services Agreement, dated as of the same date hereof, by and among Adviser and Company; the Fund shall pay no fee or other compensation to Company, and Company shall pay no fee or other compensation to the Fund, except as made a part of such agreements as they may be amended from time to time. All expenses incident to performance by each party of its respective duties under such agreements shall be paid by that party, unless otherwise specified therein.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of Arizona and that it has legally and validly established each Separate Account as a segregated asset account under such laws.

        3.2. The Company represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust in accordance with the provisions of the `40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

        3.3. The Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to each Separate Account are, in accordance with the applicable Variable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of the Company.

        3.4. The Company represents and warrants that interests in the Separate Account under the Variable Contracts will be registered under the Securities Act of 1933 (the "`33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, including without limitation the '33 Act, the '34 Act and the '40 Act. The Company agrees to notify the Fund of any investment restrictions imposed by state insurance law and applicable to the Fund.

        3.5. The Company represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts; in each case, as disclosed in the registration statement for the Variable Contract, under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.


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        3.6. The Fund, together with the Adviser, represents and warrants that the Portfolio Shares offered and sold pursuant to this Agreement will be registered and conform with the requirements set forth under the `33 Act and sold in accordance with all applicable federal and state laws, and the Fund is, and shall remain registered under the `40 Act at the time of any issuance or sale of such Shares and shall conform with the requirements of the '40 Act. The Fund, subject to Section 1.9 above, shall amend its registration statement under the `33 Act and the `40 Act from time to time as required in order to effect the continuous offering of its Shares and copies of all amendments will be forwarded to the Company at the time they are filed with the SEC. The Fund shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund and Adviser.

        3.7. The Fund, together with the Adviser, represents and warrants that each Portfolio will make every effort to comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations there under, including without limitation Treasury Regulation 1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance. The Fund, together with Adviser, further represents and warrants that any Plans investing in the Fund are duly qualified under the applicable laws of the Code and eligible to invest in the Fund.

        3.8. The Fund, together with the Adviser, represents and warrants that each Portfolio invested in by the Separate Account shall elect to be treated as a "regulated investment company" under Subchapter M of the Code, and it shall make every effort to maintain qualification for such treatment for each taxable year and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

        3.9. The Fund represents and warrants that it is duly organized and in good standing under the laws of Massachusetts.

        3.10. The Adviser and Administrator represent and warrant that it is duly organized and in good standing under the laws of North Carolina, and that it is and shall remain registered as an investment adviser with the SEC. The Adviser and Administrator further represent and warrant that it complies with, and the Fund complies with, all applicable federal and state laws and regulations, and that the Adviser and Administrator will perform its obligations for the Fund and the Company in compliance with the laws and regulations of its state of domicile and any applicable and federal laws and regulations. The Adviser represents and warrants that each Portfolio shall be managed in accordance with its investment objective(s), investment strategies and investment restrictions, as each are described in the Fund's registration statement, as it shall be amended or supplemented.

        3.11. BB&T represents and warrants that it is duly organized and in good standing under the laws of North Carolina.

        3.12. Adviser represents and warrants that it will cause the Fund to continue to sell and distribute Portfolio Shares in accordance with all applicable state and federal laws and


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regulations, including without limitation the `33 Act, the `34 Act, the `40 Act and the NASD Rules of Conduct.

        3.13. The Fund and Adviser represent and warrant that all the directors, trustees, officers, employees of the Fund and Adviser, and other individuals/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule 17g-1 under the `40 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Fund and Adviser shall make all reasonable efforts to see that this bond or another bond containing these same provisions is always in effect, and each agrees to notify the Company in the event such coverage no longer applies. The Fund and Adviser agree to assign any proceeds received from the fidelity bond company to the Company to the extent of the Company's loss due to activities covered by the bond. If there is any deficiency for any such loss, the Fund and/or Adviser will promptly pay the Company that amount on demand.

        3.14. Company represents and warrants that all of its directors, officers, and employees who deal with the money and/or securities of any Separate Account are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than that required to be maintained by entities subject to the requirements of Rule 17g-1 of the `40 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. Company shall make all reasonable efforts to see that this bond or another bond containing these same provisions is always in effect, and each agrees to notify the Fund in the event such coverage no longer applies.

                                   ARTICLE IV

                         PROSPECTUS AND PROXY STATEMENTS

        4.1. The Fund and Adviser, at no expense to the Company, shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund or Adviser agree to provide to the Company, at no expense to the Company, the Fund's shareholder communications on a timely basis which shall be at least ten (10) Business Days prior to any Company requirement to file with a regulatory agency, taking into account the printing and distribution schedule. If the Fund or Adviser does not provide such material to the Company within such time frame, the Fund or Adviser, as determined by Adviser, shall bear any additional costs for expenses incurred by the Company as a result of providing the material after the deadline.

        4.2. At least annually, the Fund or its designee and Adviser shall provide the Company, free of charge, with as many copies of the current prospectus for the Shares of the Portfolios as the Company may reasonably request for distribution to existing Variable Contract owners whose Variable Contracts are funded by such Shares. The Fund or its designee and Adviser shall provide the Company, at the Company's expense, with as many more copies of the


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current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Variable Contracts. If requested by the Company in lieu thereof, the Fund or its designee shall provide such documentation in a mutually agreeable form and such other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Variable Contracts and the prospectus for the Fund Shares and any other fund shares offered as investments for the Variable Contracts printed together in one document, provided however that Company shall ensure that, except as expressly authorized in writing by the Fund, no alterations, edits or changes whatsoever are made to prospectuses or other Fund documentation after such documentation has been furnished to Company or its designee. The Fund or its designee shall promptly reimburse the Company advances made by the Company for the Fund's pro-rata share of the printing [and distributing] costs (excluding any non-printing costs such as composition and document layout costs), for those pages that contain the prospectus for the Shares that the Company prints for distribution to existing Variable Contract owners. The Fund and Adviser agree to cooperate with the Company to provide the Fund's prospectus on a timely basis, but not less than ten (10) Business Days prior to the effective date of the Variable Contract prospectus.

        4.3. The Fund shall provide the Company with copies of the Fund's proxy statements, Fund annual and semi-annual reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Variable Contract owners. The Fund and Adviser shall bear the costs of preparing [and distributing] Fund proxy statements and related communications for Variable Contract owners.

        4.4. The Fund will provide the Company with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. The Company will provide the Fund with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Fund and the pertinent portion of the Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

        4.5. The Fund's prospectus shall state that the current Statement of Additional Information ("SAI") for the Fund is available, and the Fund and Adviser, at their own expense, shall provide a reasonable number of copies of such SAI free of charge to the Company for itself or for any Variable Contract owners who request such SAI.

                                   ARTICLE V

                                 SALES MATERIALS

        5.1. The Company will furnish, or will cause to be furnished, to the Fund or Adviser, each piece of sales literature or other promotional material in which the Fund, Adviser or any affiliate thereof is named, at least five (5) Business Days prior to its intended use. No such


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material shall be used unless the Fund or Adviser approves such material, and such approval shall not be unreasonably withheld. Such approval shall be presumed given if notice to the contrary is not received by Company within five
(5) Business Days after receipt by the Fund or Adviser of such material. In the event any material is presumably approved as set forth in the prior sentence, the Fund and Adviser reserve the right reasonably to object at anytime thereafter to the continued use of any such sales literature or other promotional material in which the Fund, Adviser, or any affiliate thereof is named, and no such material shall be used thereafter if the Fund or Adviser so objects.

        5.2. The Fund or Adviser will furnish, or will cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company or its Separate Accounts are named, at least five (5) Business Days prior to its intended use. No such material shall be used unless the Company approves such material, and such approval shall not be unreasonably withheld. Such approval shall be presumed given if notice to the contrary is not received by the Fund or within five (5) Business Days after receipt by the Company of such material. In the event any material is presumably approved as set forth in the prior sentence, the Company reserves the right reasonably to object at anytime thereafter to the continued use of any such sales literature or other promotional material in which the Company or any affiliate thereof is named, and no such material shall be used thereafter if the Company so objects.

        5.3. Except with the permission of the Company, neither the Fund or Adviser shall give any information or make any representations on behalf of the Company or concerning the Company, the Separate Accounts, or the Variable Contracts other than the information contained in the registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Company or its designee. Neither the Fund nor Adviser shall give such information or make such statements in a context that causes the information, representations or statements to be false or misleading.

        5.4. Except with the permission of the Fund or Adviser, the Company shall not give any information or make any representations or statements on behalf of the Fund, Adviser, or any affiliate thereof or concerning the Fund, Adviser or any affiliate thereof, other than the information or representations contained in the registration statements or prospectuses for the Fund, as such registration statements and prospectuses may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or Adviser or designee thereof. The Company shall not give such information or make such representations or statements in a context that causes the information, representations or statements to be false or misleading. The Company's responsibilities in this Section shall not extend to any affiliated person of the Adviser or any employee or associated person thereof who is engaged in the distribution of the Variable Contracts.

        5.5. For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television,


                                       9


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telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under NASD rules, the `40 Act or the `33 Act.

                                   ARTICLE VI

                               POTENTIAL CONFLICTS

        6.1. The parties hereto agree that the conditions or undertakings required by the Mixed and Shared Funding Exemptive Order that may be imposed on any party hereto by virtue of such order by the SEC: (i) shall apply only upon the sale of Shares of the applicable Portfolios to the Separate Account(s) (and then only to the extent required under the `40 Act); (ii) will be incorporated herein by reference; and (iii) all parties hereto agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of this Agreement to the contrary.

        6.2. The Fund's Board will monitor the Fund for the existence of any material irreconcilable conflict between and among the interests of the variable contract owners of all Participating Companies and of Plan participants and Plans investing in the Fund, and determine what action, if any, should be taken in response to such conflicts. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Fund or any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners; (f) a decision by a Participating Company to disregard the voting instructions of variable contract owners and (g) if applicable, a decision by a Plan to disregard the voting instructions of plan participants.

        6.3. The Company will report any reasonably foreseeable or existing conflicts to the Board. The Company will be obligated to assist the Board in carrying out its duties and responsibilities under the Mixed and Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the Company to inform the Board whenever it has determined to disregard Variable Contract owner voting instructions.

        6.4. If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to contract owner investments in the Fund, the Board shall give prompt notice of the conflict and the implications


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thereof to all Participating Companies and Plans. If the Board determines that
Company is a relevant Participating Company or Plan with respect to said conflict, Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of the Fund, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and as appropriate, segregating the assets of any appropriate group (i.e variable annuity or variable life insurance contract owners of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of the Company's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the election of the Fund to withdraw the Separate Account's investment in the Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

        For the purposes of this Article, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict but in no event will the Fund or its investment adviser (or any other investment adviser of the Fund) be required to establish a new funding medium for any Variable Contract. Further, the Company shall not be required by this Article to establish a new funding medium for any Variable Contracts if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially and adversely affected by the irreconcilable material conflict.

        6.5. The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to the Company.

        6.6. The Company shall submit to the Board such reports, materials or data, as the Board may reasonably request in writing, so that the Board may fully carry out its obligations.

        6.7. If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the `40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Mixed and Shared Funding Exemptive Order, or to eliminate the need for such exemptive relief, then the Fund, and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable, and shall cease compliance with this Article 6 to the extent such rules are no longer applicable.

                                  ARTICLE VII

                                     VOTING

        7.1. The Company will provide pass-through voting privileges to all owners of Variable Contracts funded by Separate Accounts that are registered under the '40 Act so long as the SEC continues to interpret the `40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, the Company, where applicable, will vote Shares of the Portfolio held in its registered Separate Account(s) in a manner consistent with voting instructions timely received from its Variable Contract owners. The Company will be responsible for assuring that each of its Separate Accounts that participates in the Fund calculates voting privileges in a manner as instructed by the Fund or the Adviser that is intended to be consistent with the Mixed and Shared Funding Exemptive Order. The Company will vote Shares held by registered Separate Accounts for which it has not received timely voting instructions in the same proportion as it votes those Shares for which it has received voting instructions. The Company shall vote in its discretion Shares held by unregistered Separate Accounts and Shares that it owns directly.

                                  ARTICLE VIII

                                 INDEMNIFICATION

        8.1. Indemnification by the Company.

             (a) Subject to Section 8.4 below, the Company agrees to indemnify and hold harmless the Fund and Adviser, and each of their trustees, directors, members, principals, officers, partners, employees and agents and each person, if any, who controls the Fund or Adviser within the meaning of Section 15 of the `33 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the Fund's Shares or the Variable Contracts and:

                 (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified

                       Party, or its designee, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of an Indemnified Party for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts (or any amendment or supplement), or otherwise for use in connection with the sale of the Variable Contracts or Fund Shares; or

                 (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature (unless such sales literature was reviewed by the Company) of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control (which shall not include any employee or associated person of Adviser or any affiliate thereof); with respect to the sale or distribution of the Variable Contracts or Fund Shares; or

                 (iii) arise out of any untrue statement or alleged untrue
                       statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

                 (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                 (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

             (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

             (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within five (5) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate at its own expense in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        8.2. Indemnification by the Fund.

             (a) Subject to Section 8.4 below, the Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the `33 Act (collectively, the "Indemnified Parties" for the purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the Fund's Shares or the Variable Contracts and:

                 (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or the Adviser for use in the registration statement or prospectus for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Fund Shares; or

                 (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Fund, Adviser or persons under their control) or wrongful conduct of the Fund or persons under its control, with respect to the sale or distribution of the Variable Contracts or Fund Shares; or

                 (iii) arise out of any untrue statement or alleged untrue
                       statement of a material fact contained in a registration statement, prospectus or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company for inclusion therein by or on behalf of the Fund; or

                 (iv) arise as a result of a failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

                 (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

             (b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

             (c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within five (5) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon such

                 Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund shall be entitled to participate at its own expense in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        8.3. Indemnification by Adviser and BB&T.

             (a) Subject to Section 8.4 below, each of the Adviser (as the adviser and administrator) and BB&T agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the `33 Act (collectively, the "Indemnified Parties" for the purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser and BB&T which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the Fund's Shares or the Variable Contracts and:

                 (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund, Adviser or BB&T by or on behalf of the Company for use in the registration statement or prospectus for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Fund Shares; or

                 (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature (unless such sales literature was reviewed by Adviser) for the Variable Contracts not supplied by Adviser, BB&T or the Fund or persons under their control) or wrongful conduct of Adviser, BB&T or the Fund or persons under their control, with respect to the sale or distribution of the Variable Contracts or Fund Shares; or

                 (iii) arise out of any untrue statement or alleged untrue
                       statement of a material fact contained in a registration statement or prospectus covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company for inclusion therein by or on behalf of Adviser, BB&T or the Fund; or

                 (iv) arise as a result of any failure by Adviser, BB&T or the Fund to provide the services and furnish the materials under the terms of this Agreement; or

                 (v) arise out of or result from any material breach of any representation and/or warranty made by Adviser, the Fund or BB&T in this Agreement or arise out of or result from any other material breach of this Agreement by Adviser, the Fund or BB&T.

             (b) Adviser or BB&T, as the case may be, shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

             (c) BB&T or Adviser, as the case may be, shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Adviser or BB&T in writing within five (5) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser or BB&T of any such claim shall not relieve Adviser or BB&T from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Adviser and BB&T shall be entitled to participate at their own expense in the defense thereof. Adviser and BB&T also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Adviser or BB&T, as the case may be, to such party of Adviser's or BB&T's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Adviser or BB&T will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        8.4. Indemnification for Errors. In the event of any error or delay with respect to information regarding the purchase, redemption, transfer or registration of Shares of the Fund, the parties agree that each is obligated to make the Separate Accounts and/or the Fund, respectively, whole for any error or delay that it causes, subject in the case of pricing errors to the related Portfolio's policies on materiality of pricing errors. In addition, each party agrees that neither will receive compensation from the other for the costs of any reprocessing necessary as a result of an error or delay. Each party agrees to provide the other with prompt notice of any errors or delays of the type referred to in this Section.

                                   ARTICLE IX

                                TERM; TERMINATION

        9.1. This Agreement shall be effective as of the date hereof and shall continue in force until terminated, as to the Fund or any Portfolio, in accordance with the provisions herein.

        9.2. This Agreement shall terminate in accordance with the following provisions:

             (a) At the option of the Company or the Fund at any time from the date hereof upon ninety (90) days notice, unless a shorter time is agreed to by the parties;

             (b) At the option of the Company, if Fund Shares are not reasonably available to meet the requirements of the Variable Contracts as determined by the Company. Prompt notice of election to terminate shall be furnished by the Company, said termination to be effective ten (10) days after receipt of notice unless the Fund makes available a sufficient number of Shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

             (c) At the option of the Company, upon the institution of formal proceedings against the Fund by the SEC, the National Association of Securities

                 Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Company's reasonable judgment, materially impair the Fund's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Company with said termination to be effective upon receipt of notice;

             (d) At the option of the Company, upon the institution of formal proceedings against the Adviser or BB&T by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Company's reasonable judgment, materially impair the Adviser's or BB&T's ability to meet and perform their obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Company with said termination to be effective upon receipt of notice;

             (e) At the option of the Fund or Adviser, upon the institution of formal proceedings against the Company by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund's or Adviser's reasonable judgment, materially impair the Company's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund or Adviser with said termination to be effective upon receipt of notice;

             (f) In the event the Fund's Shares are not registered, issued or sold in accordance with applicable state or federal law. Termination shall be effective upon such occurrence without notice;

             (g) In the event any such applicable state or federal law precludes the use of the Shares as the underlying investment medium of Variable Contracts issued or to be issued by the Company. Termination shall be effective upon such occurrence without notice;

             (h) At the option of the Fund or Adviser if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Fund or Adviser reasonably believe that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by the Company;

             (i) At the option of the Company, upon the Fund's, Adviser's or
                 BB&T's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within ten days after written notice of such breach is delivered to the Fund, Adviser or BB&T, as the case may be;

             (j) At the option of the Fund or Adviser, upon the Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Fund or Adviser within ten days after written notice of such breach is delivered to the Company;

             (k) At the option of the Fund or Adviser, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

             (l) At the option of the party from which consent was not obtained, in the event this Agreement is assigned without the prior written consent of all parties hereto, termination shall be effective upon written notice;

             (m) At the option of the Fund and Adviser, by a vote of the majority of the Fund's Board, or at the option of the Company, upon a reasonable determination that a material irreconcilable conflict exists among the interests of (i) all Contract owners of all Separate Accounts, or (ii) the interests of Participating Companies investing in the Fund.

        9.3. Notwithstanding any termination of this Agreement pursuant to
             Section 9.2 hereof, except as required by the Mixed and Shared Funding Exemptive Order, the Fund at the option of the Company will continue to make available additional Fund Shares, as provided below, pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the payment of additional premiums under the Existing Contracts.

                                    ARTICLE X

                                     NOTICES

        Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.


        If to the Fund:

                      BB&T Variable Insurance Funds
                      3435 Stelzer Road
                      Columbus, Ohio 43219
                      Attention:    Client Services

        If to the Adviser or Administrator:

                      BB&T Asset Management
                      434 Fayetteville Street, 5th Floor
                      Raleigh, North Carolina 27601
                      Attention:    Mr. Trip Purcell


        If to BB&T:

                      BB&T Corporation
                      [434 Fayetteville Street, 5th Floor
                      Raleigh, North Carolina  27601
                      Attention:    General Counsel]


        If to the Company:

                      AIG SunAmerica Life Assurance Company
                      21650 Oxnard Avenue
                      Woodland Hills, California   91367
                      Attention: President

                      With a copy to:

                      AIG SunAmerica Life Assurance Company
                      1 SunAmerica Center
                      1999 Avenue of the Stars, 37th floor
                      Los Angeles, California 90067-0022
                      Attention: General Counsel

        Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

                                   ARTICLE XI

                                  MISCELLANEOUS

       11.1. Privacy.

             (a) Confidential Information. The parties acknowledge that, in the performance of the Agreement, they receive or access information about customers and other proprietary information of the parties, including but not limited to, names, addresses, account balances, account numbers, account activity, social security numbers, taxpayer identification numbers, and financial and health information, as well as all forms and types of financial, business, technical, or economic information, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing ("Confidential Information"). Confidential Information excludes information that (1) is independently developed by a party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure),
                 (3) is intentionally disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by a party, as evidenced by the written records of that party, free of an obligation of confidentiality other than pursuant to this Agreement, or (5) is rightfully received by a party free of any obligation of confidentiality.

             (b) Use. The parties may use Confidential Information only in connection with this Agreement and may not disclose Confidential Information to any other party except as permitted by the Gramm-Leach-Bliley Act. The parties may disclose Confidential Information only to their respective employees and agents on a need-to-know basis, provided they have first obtained the assurance of each such employee and agent to observe this confidentiality. The parties will take reasonable steps to protect the Confidential Information, applying at least the same security measures and level of care as they employ to protect their own Confidential Information. If a party is compelled by applicable law to disclose any Confidential Information, the party so compelled must promptly notify, in writing, the party whose Confidential Information is being disclosed, and provide that party with an opportunity to limit the production. Each party will have the right to audit the others for the limited purpose of ensuring compliance with this provision.

             (c) Security. Each party agrees to comply with all federal, state, and local law or regulation related to privacy including, without limitation, Regulation S-P of the Securities and Exchange Commission, and Title V of the Gramm-Leach-Bliley Act. Each party represents and warrants that it has implemented and currently maintains an effective information security program to protect the Confidential Information, which program includes administrative, technical, and physical safeguards:

                 (i) to insure the security and confidentiality of Confidential Information;

                 (ii) to protect against any anticipated threats or hazards to the security or integrity of such Confidential Information; and

                 (iii) to protect against unauthorized access to or use of
                       Confidential Information which could result in substantial harm or inconvenience to either party or other affiliates, or to customers of any of them;

             (d) Injunctive Relief. The parties acknowledge that the
                 unauthorized disclosure of Confidential Information is likely to cause irreparable injury to the disclosing party and that, in the event of a violation or threatened violation of a party's obligations hereunder, the disclosing party shall have no adequate remedy at law and shall therefore be entitled to enforce each such obligation by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

             (e) Use Upon Termination. At the termination of this Agreement, or in the event a party makes a request for the return of their Confidential Information, the other parties will promptly return the original and all copies of same, or certify in writing to the requesting party that the Confidential Information has been destroyed, provided however, that each party shall retain Confidential Information in its possession necessary to service its customers. This Confidentiality provision shall survive the termination of this Agreement.

        11.2. Short-Term Trading. The parties hereto acknowledge that Company has adopted administrative procedures to discourage contract owners engaged in trading strategies that seek to benefit from short-term price fluctuations or price inefficiencies in the Portfolios ("Short-Term Trading"). The Company's Short-Term Trading policies applicable to the Variable Contract owners are disclosed in the Variable Contract prospectus, which may be amended from time to time by Company. The parties agree that the Variable Contracts are not intended to serve as vehicles for Short-Term Trading. The Company and the Fund agree to cooperate to deter transfer activity in the Portfolios where such activity occurs through the Variable Contracts and has been identified as abusive or following a "market timing" pattern.

        The Fund agrees to notify Company of transfer activity that the Fund deems to be Short-Term Trading activity. After receiving such notice from the Fund, Company agrees that it will cooperate with the Fund to limit Short-Term Trading to the extent permissible under the terms and conditions of its Variable Contracts and other governing laws.

        11.3. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

        11.4. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

        11.5. Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of California. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

        11.6. Liability. This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his or her capacity as an officer of the Fund. The obligations of this Agreement shall be binding upon the assets and property of the Fund and each respective Portfolio thereof only and shall not be binding on any Director/Trustee, officer or shareholder of the Fund individually. In addition, no Portfolio shall be liable for any loss, expense, fee, charge or liability of any kind relating to or arising from the actions or omissions of any other Portfolio or from the application of this Agreement to any other Portfolio. It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with the Company so that it is as if each of the Portfolios had signed a separate Agreement with the Company and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

        11.7. Inquiries and Investigations. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

        11.8. Survival. The terms and provisions contained in this Agreement which by their terms require their performance by either party after the expiration or other termination of this Agreement, including but not limited to
Article VIII, shall be and remain enforceable notwithstanding such expiration or other termination of this Agreement for any reason whatsoever.

        11.9. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

        11.10. Amendment, Waiver and Other Matters. Neither this Agreement, nor any provision hereof, may be amended, waived, modified or terminated in any manner except by a written instrument properly authorized and executed by all parties hereto. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

        IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.


BB&T CORPORATION,                         AIG SUNAMERICA LIFE ASSURANCE COMPANY,
a North Carolina corporation              an Arizona life insurance company



-------------------------------------     --------------------------------------

Name:                                     Name:   Jana Waring Greer
       ------------------------------
Title:                                    Title:  President
       ------------------------------


BB&T VARIABLE INSURANCE FUNDS,
a Massachusetts business trust


-------------------------------------

Name:
       ------------------------------
Title:
       ------------------------------


BB&T ASSET MANAGEMENT, INC.,
a North Carolina corporation


-------------------------------------

Name:
       ------------------------------
Title:
       ------------------------------

                                    EXHIBIT A


BB&T VIF Large Cap Value Fund
BB&T VIF Large Company Growth Fund
BB&T VIF Mid Cap Growth Fund
BB&T VIF Special Opportunities Equity Fund
BB&T VIF Capital Manager Equity Fund
BB&T VIF Total Return Bond Fund

                                    EXHIBIT B


Separate Account:                          Variable Contract:

Variable Separate Account                  Polaris II Platinum
6/25/81                                    AN-968C (1/04) - Group;
                                           AN-969 (1/04) - Individual

                                           Polaris II Platinum Principal Rewards
                                           AN-936C (3/99) - Group;
                                           AN-937 (3/99) - Individual

                                           Polaris Choice II
                                           AN-948C (7/01) - Group;
                                           AN-949 (7/01) - Individual